UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2010

Quepasa Corporation

 (Exact name of registrant as specified in its charter)

Nevada	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 Datura Street, Ste. 114 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 366-1249

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2010, Jeffrey Valdez (“Valdez”) resigned as a director of Quepasa Corporation (the “Company”). Valdez resigned following a disagreement he had with the Company with respect to his rights related to the Company’s popular Papacito flirting application. As a result of this claim, the Company filed suit seeking a declaratory judgment that it owns all intellectual property rights to the Papacito program. Mr. Valdez has indicated that he disagrees with the Company’s position. The Company and Valdez entered into a Resignation Agreement dated June 1, 2010 which provides Valdez with 90 days to exercise his vested stock options and he agreed resign as a director and not accept an appointment or stand for re-election at the Company’s 2010 Annual Meeting (the “Meeting”).

On June 4, 2010, the Company’s shareholders voted to approve amendments to its 2006 Stock Incentive Plan (the “Plan”). The shares authorized for grant under the Plan were increased by 2,000,000 shares and the requirement to obtain shareholder approval to increase the shares available for grant in the future was eliminated.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2010, the Company held the Meeting and the results of each of the proposals are listed below.

Proposal	For	Against	Withheld	Abstain
(1) To elect the following as directors:

John Abbott	7,254,470		12,185
Alonso Ancira	7,227,972		15,083
Ernesto Cruz	7,253,751		12,894
James Ferris	7,253,469		13,186
Malcolm Jozoff	7,249,620		17,071
Lionel Sosa	7,228,235		13,390
Dr. Jill Syverson-Stork	7,206,310		35,315
Jeffrey Valdez	1,053,089		6,188,536
(2) To approve an amendment to the Plan increasing the shares available for grant.	6,494,260	267,183		505,182
(3) To ratify the option grants granted outside of the Plan.	6,487,636	250,102		528,887
(4) To approve an amendment to the Plan eliminating the requirement for stockholder approval for increasing shares available for grant under the Plan.	6,437,107	323,380		506,138
(5) To approve an amendment to our Articles of Incorporation providing our officers with liability protection.	6,680,543	34,780		510,692
(6) To approve an amendment to our Articles of Incorporation removing our classified Board of Directors.	6,724,426	24,887		517,312
(7) To ratify the appointment of our independent registered public accounting firm for 2010.	6,757,802	4,181		504,642

As a result of Proposal 6 not being approved, Mr. Sosa and Dr. Syverson-Stork were not nominated, as their original terms had not expired. See Item 5.02 regarding Mr. Valdez’s resignation. There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA CORPORATION

Date:  June 4, 2010

By:	/s/ Michael Matte
Name:	Michael Matte
Title:	Chief Financial Officer